SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only
(as permitted by §14a-6(e)(2))
☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

SCIOS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

The following is the text of a document that was distributed by email to employees of Scios Inc. by Scios Inc. on March 11, 2003:

Partnering for Growth	Scios Employee Q&A

SCIOS’ STOCK OPTIONS

1.	Why don’t all non-vested Scios stock options become fully vested at the time of the merger? Scios’ stock option plans do not require the immediate vesting of stock options upon a change of control.

2.	What will happen to my current Scios stock options? Upon the completion of the merger, Scios stock options will be converted into options to purchase Johnson & Johnson common stock. The converted options will have the same general terms and conditions as your former Scios stock options, but will cover a different number of shares of Johnson & Johnson common stock and have a different per share exercise price as described below.

3.	How will my Scios stock options be converted to Johnson & Johnson stock options? At the end of this section there is an explanation and example of how your Scios stock options will be converted to Johnson & Johnson stock options (see Scios Stock Option Conversion.)

4.	Will I be taxed on my Scios stock option gains at the time of the closing of the transaction? No. Upon the completion of the merger, your Scios stock options will be “rolled over” and converted into options to purchase Johnson & Johnson common stock in accordance with a formula set forth in the merger agreement. The option conversion is not a taxable event.

5.	How will my converted Johnson & Johnson stock options vest after the close of the transaction? The converted options will retain the original vesting schedule of the former Scios options.

6.	Will I be eligible to participate in a stock option plan with Johnson & Johnson? As soon as possible after the completion of the merger, Scios employees will be informed of the eligibility and design of the Johnson & Johnson plan.

7.	Will Scios continue to handle stock plan administration? Yes, until the merger is completed. Once Scios stock options are converted into Johnson & Johnson stock options, a decision will be made whether to have Scios continue administration of the options, or to transfer those administrative responsibilities to Johnson & Johnson.

Partnering for Growth	Scios Employee Q&A

SCIOS STOCK OPTION CONVERSION

At the completion of the merger we will convert your Scios (SCIO) stock options to Johnson & Johnson (JNJ) stock options. The new Johnson & Johnson options will have the same terms and conditions as the grant under the former Scios plan but will cover a different number of shares with a different per share exercise price, which will be set to preserve as nearly as possible (subject to rounding) the “spread” between the exercise price and the merger consideration as of the completion of the merger. The following example will explain how the conversion process will take place.

Example:    Employee has 1,000 Scios stock options with an exercise price of $30.00 per share. Based on the merger consideration of $45.00 per share, the Scios stock options are “in-the-money” upon completion of the merger in the amount of $15,000.00, determined as follows:

1,000 x ($45.00 - $30.00) = $15,000.00

1.	Determine the Number of Converted (JNJ) Options

(a)	Determine the “JNJ average closing price”

The “JNJ average closing price” is the average closing price of Johnson & Johnson common stock for the 5 trading days ending with the 2nd trading day immediately preceding the date on which the merger is completed. For purposes of this example, we will assume that the JNJ average closing price is $55.00 per share. (The actual JNJ average closing price may differ, and will not be known until the end of the second trading day immediately preceding the date on which the merger is completed.)

(b)	Determine the “conversion ratio”

The conversion ratio is the amount obtained by dividing $45.00 by the JNJ average closing price, and rounding to the nearest 1/10000:

Conversion Ratio = $45.00 / $55.00 = 0.8182

(c)	Multiply the number of Scios options by the conversion ratio, and round down to the nearest whole share

Number of JNJ options = 1000 x 0.8182 = 818

Partnering for Growth	Scios Employee Q&A

2.	Determine the Exercise Price of the Converted (JNJ) Options

(a)	Determine the aggregate exercise price of the original Scios stock options

Multiply the number of Scios options by the exercise price per share for such options:

Aggregate Scios Exercise Price = 1,000 x $30.00 = $30,000.00

(b)	Determine the per share exercise price of the converted (JNJ) options

Divide the aggregate Scios exercise price by the number of converted (JNJ) options, and round up to the nearest whole cent

Exercise Price of JNJ options = $30,000.00 / 818 = $36.68

3.	Compare the Original Scios and Converted (JNJ) Options

JNJ “in-the-money” amount = 818 x ($55.00 - $36.68) = $14,985.76*

*	Represents 99.9% of the “in-the-money” amount of the original Scios stock options. The difference is due to the rounding of the number of JNJ shares and the rounding of the JNJ exercise price.

As noted above, this example assumes certain stock prices which may be different at the time of the closing. It is simply an illustration to help you understand the conversion process.

ESPP PROGRAM

1.	What happens to the current ESPP cycle? The current cycle will continue until the earlier of either the day immediately prior to the date on which the merger with JNJ becomes effective or May 31, 2003. There will be no new offering periods under Scios’ ESPP.

2.

What is the purchase price and how will it be determined assuming the merger with JNJ becomes effective prior to May 31, 2003? The purchase price will be determined in accordance with the current terms of the ESPP plan, which is 85% of the lesser of (i) the fair market value of Scios stock on the day immediately prior to the closing of the merger or (ii) the fair market value of Scios stock at the commencement of the current ESPP cycle. Under (ii) above, for employees participating in the ESPP plan as of June 3, 2002, the purchase price will be $21.165 per share. For employees participating in

Partnering for Growth	Scios Employee Q&A

the ESPP plan only as of December 2, 2002, the purchase price will be $27.489 per share.

3.	Can we increase our current contribution level? No. The merger agreement requires that Scios amend its plan to make sure participants cannot increase their contribution levels. This is effective February 10, 2003; the day the agreement was signed. Those employees who increased their contribution levels on or after February 10th will receive a refund of the additional contribution, and their contribution level will be re-set to the former level.

4.	Will we receive the $45/share on ESPP stock we own ? Yes, assuming the merger is completed, all shareholders will receive $45/share for each outstanding share of Scios common stock, including shares purchased under the ESPP.

5.	Will employees be permitted to convert the ESPP shares directly into Johnson & Johnson common stock instead of receiving cash for those ESPP shares in the merger? No. All outstanding shares of stock, including ESPP shares purchased on the day before the completion of the merger, will be converted into the right to receive $45/share.

6.	What are the tax consequences to me for my ESPP shares? Due to the complexity of this issue, it would be best to refer to the 2001 ESPP prospectus. Please contact Human Resources if you need a copy.

7.	Will JNJ continue an ESPP plan and how soon can we start? JNJ does have an ESPP plan but it is different from the Scios plan. Details of the plan and eligibility under such ESPP plan will be explained in employee meetings that will begin on March 18th.

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ADDITIONAL INFORMATION

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which may include statements concerning the proposed merger with Johnson & Johnson and strategic plans, expectations, and objectives for future operations. We generally identify such forward-looking statements using words like “estimate,” “believe,” “intend,” “expect,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate” or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks and uncertainties may include the sales penetration and success of Natrecor, the success of clinical trials of Natrecor and our pipeline products, the failure to complete the proposed merger in a timely manner, the inability to obtain Scios shareholder or regulatory approvals or to satisfy other conditions to the merger, actions of governmental entities, and costs related to the merger, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company’s quarterly reports and annual report on Form 10-K. Actual results, performance or achievements of Scios may differ significantly from those described in these forward-looking statements. Scios disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed merger, Scios will file a definitive proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY SCIOS THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM SCIOS BY DIRECTING THEIR REQUEST TO: INVESTOR RELATIONS, SCIOS INC., 820 WEST MAUDE AVENUE, SUNNYVALE, CA 94085; PHONE (877) 847-7246.

Scios and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Scios’ stockholders in connection with the proposed merger is set forth in Scios’ annual report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 15, 2002 and proxy statement for its 2002 annual meeting of stockholders filed with the SEC on March 21, 2002. Additional information will be set forth in the definitive proxy statement when it is filed with the SEC.